                                                                   Exhibit 10.10

September 13, 2000



Imperial Parking Canada Corporation and
Imperial Parking (U.S.), Inc.
Suite 300 - 601 West Cordova Street
Vancouver, B.C.
V6B 1G1

Dear Sirs:

HSBC Bank Canada (the "Bank") has agreed to establish the following credit facilities (the "Loans") on the terms and conditions set out below.

1.       BORROWER:

         1.1      Imperial Parking Canada Corporation ("CANCO")

         1.2      Imperial Parking (U.S.), Inc. ("USCO")

         Collectively, the "Borrower".

2.       OPERATING LOAN

         2.1      Amount:
                  ------

                  USD5,000,000 or Canadian Dollar Equivalent demand revolving loan (the "Operating Loan").

         2.2      Purpose:
                  -------

                  To assist in financing the day-to-day operating requirements of CANCO.

         2.3      Availability:
                  ------------

                  Available to CANCO by way of account overdraft following satisfaction of the conditions precedent below. All or a portion of the Operating Loan shall also be available by way of banker's acceptances. CANCO shall ensure that the amount advanced and outstanding under the Operating Loan shall at no time exceed the authorized limit net of credit balances held as security by the Bank.

         2.4      Repayment:
                  ---------

                  All amounts outstanding under the Operating Loan shall be repaid on demand by the Bank. Interest shall be paid at the rate(s) set out below and at the times and in the manner provided in the attached Schedule.

         2.5      Interest:
                  --------

                  At the Borrower's option, exercisable by the delivery of the Required Notice, at:

                  a)       the Bank's Prime Rate per annum;

                  b)       the Bank's U.S. Base Rate per annum;

         2.6      Fees:
                  ----

                  The Borrower shall pay to the Bank:

                  a) on the last day of each month, a loan administration fee of USD500;

                  b) at the time of acceptance of each banker's acceptance under the Operating Loan, a stamping fee of 1.25% per annum, based on the face amount of such banker's acceptance and calculated over its term;


3.       ACQUISITION LOAN

         3.1      Amount:
                  ------

                  USD12,500,000 demand non-revolving loan or the Canadian Dollar Equivalent (the "Acquisition Loan").

         3.2      Purpose:
                  -------

                  a) To assist in financing target acquisitions of the Borrower.

                  b) To assist in financing the Borrower's capital expenditure program including the funding of equipment or improvements to properties leased by the Borrower.

Form 2                                 - 2 -

         3.3      Availability:
                  ------------

                  Available in lump sums to a maximum of USD2,000,000 per acquisition, following receipt of satisfaction of the conditions precedent below, by way of a direct advance in Canadian or U.S. dollars, banker's acceptances or letters of credit issued on behalf of the Borrower. The maximum amount to be drawn down for purposes of funding annual capital expenditures shall at no time exceed USD3,000,000.

         3.4      Repayment:
                  ---------

                  All amounts outstanding under the Acquisition Loan shall be repaid on demand by the Bank. Principal repayments shall be made on the last day of each month commencing 6 months after which an advance under the Acquisition Loan is made. Principal repayment will be determined based on the lesser of a seven year amortization or the length of lease if applicable. Interest shall be paid at the rate(s) and at the times set out below and in the manner provided in the attached Schedule.

         3.5      Interest:
                  --------

                  At the Borrower's option, exercisable by the giving of the Required Notice, at:

                  a)       the Bank's Prime Rate plus 0.125% per annum;

                  b) the Bank's Fixed Cost of Funds plus 1.625% per annum, subject to availability;

                  c)       the Bank's U.S. Base Rate plus 0.125% per annum;

                  d)       LIBOR plus 1.625% per annum, subject to availability.

         3.6      Fees:
                  ----

                  The Borrower shall pay to the Bank:

                  a) at the time of acceptance of each banker's acceptance under the Acquisition Loan, a stamping fee of 1.625% per annum, based on the face amount of such banker's acceptance and calculated over its term;

                  b) at the time of issuance of each letter of credit under the Acquisition Loan, a fee equal to 1.125% per annum, calculated against the face amount and over the term of each letter of credit.

Form 2                                 - 3 -

                  c) at the time of each lump sum advance under the Acquisition Loan, a draw fee equal to 0.125% of the amount drawn with a minimum fee of USD250 per draw.


4.       STANDBY LETTERS OF CREDIT FACILITY

         4.1      Amount:
                  ------

                  USD2,500,000 or the Canadian Dollar Equivalent (the "LC
                  Loan").

         4.2      Purpose:
                  -------

                  To accommodate the Borrower's bid and performance bond requirements.

         4.3      Availability:
                  ------------

                  Available following satisfaction of the conditions precedent below, by issuance of Standby Letters of Credit in Canadian or US currency maximum period of 365 days. The Borrower shall ensure that the amount outstanding under the LC Loan shall at no time exceed the authorized limit.

         4.4      Repayment:
                  ---------

                  All amounts paid by the Bank under the letters of credit shall be repaid and all liabilities of the Bank under the letters of credit shall be satisfied by the Borrower on demand by the Bank.

         4.5      Interest and Fees:
                  -----------------

                  a) At the time of issuance of each letter of credit, a fee equal to 1.0% per annum, calculated against the face amount and over the term of each letter of credit.

                  b) Interest on any amount drawn under the letters of credit in Canadian dollars or U.S. dollars shall be payable at the rate and at the times and in the manner specified for the Operating Loan.


Form 2                                 - 4 -

5.       INTEREST RATE SWAP FACILITY

         5.1      Amount:
                  ------

                  CAD500,000 (being an interest rate swap facility in the amount of CAD20,000,000 with a notional risk of 2.5%)

         5.2      Purpose:
                  -------

                  To assist the Borrower in managing its costs of borrowing by entering into Interest Rate Swap Agreements.

         5.3      Availability:
                  ------------
                  At the request of the Borrower

6.       SECURITY

         The liability and indebtedness of the Borrower under the Loans and this Facility Letter shall be evidenced, governed and secured, as the case may be, by the following documents (the "Security Documents") completed in form and manner satisfactory to the Bank's solicitors:

         6.1 Canadian Dollar and US Dollar line of credit by way of current account overdraft agreements executed by CANCO (Operating
                  Loan);

         6.2 promissory notes to evidence advances based on the Bank's Prime Rate, Bank's U.S. Base Rate, Bank's Fixed Cost of Funds or LIBOR, as applicable, executed by the Borrower;

         6.3      LIBOR Agreement executed by the Borrower;

         6.4 the Bank's standard application and indemnity agreement with respect to the issuance of letters of credit, executed by the Borrower;

         6.5      Banker's Acceptances Agreement, executed by the Borrower;

         6.6 general security agreement in favour of the Bank, creating a first fixed charge over all present and after acquired personal property of the Borrower and a floating charge over land, executed by the Borrower;

         6.7      Interest Rate Swap Agreement;


Form 2                                 - 5 -

         6.8 assignment by the Borrower to the Bank of all risk insurance (including extended coverage endorsement) in amounts and from an insurer acceptable to the Bank, on all lands, buildings, equipment and inventory owned by the Borrower, showing the Bank as first loss payee on all amounts in excess of USD50,000, such policy to include business interruption and public liability insurance;

         6.9 first ranking general assignment of book debts in favour of the Bank executed by the Borrower and registered in all jurisdictions in which the chief places of business of the Borrower's customers are maintained;

         6.10 first ranking security from the Borrower in favour of the Bank under Section 427 of the Bank Act, including all -------- ancillary forms of the Bank in this regard;

         6.11 guarantee of the indebtedness of CANCO to the Bank, executed by USCO supported by a General Security Agreement;

         6.12 guarantee of the indebtedness of USCO to the Bank, executed by CANCO supported by a General Security Agreement;

         6.13 guarantee of the indebtedness of the Borrower to the Bank, executed by the following Subsidiaries and related companies of the Borrower and supported by General Security Agreements and appropriate UCC filings as applicable:

                  -Advanced Parking Systems Ltd.

                  -City Collection Company Ltd.

                  -3006712 Nova Scotia Company

                  -Imperial Parking Corporation

                  -Citation Collection Company Ltd.

         6.14 security over cash, credit balances and deposit instruments executed by the Borrower;

         6.15 assignment of target acquisition shares purchased, if applicable;

         6.16 Corporate Guarantee executed by target acquisition supported by a first ranking General Security Agreement and appropriate UCC filings if applicable;

         6.17 all supporting certificates and opinions as the Bank may reasonably require.

         Copies of the Bank's usual forms of security and supporting documents are available for inspection upon request.


Form 2                                 - 6 -

         Notwithstanding the terms of the Security Documents:

         (a) If the granting of an assignment or security interest under any Security Document would constitute a breach or cause an acceleration of rights under or a loss of any agreement or intangible in which the grantor has an interest from time to time, such assignment or security interest shall not apply thereto unless and until all consents and approvals required so as to avoid any such breach, acceleration or loss with respect thereto have been obtained, but the grantor shall (subject to the foregoing) hold its interest therein in trust for the Bank and shall not amend, terminate or dispose of any interest in any such asset (including by way of security interest) except as the Bank may direct; and

         (b) Nothing in the Security Documents shall be construed as constituting an absolute transfer or assignment of any intellectual property or interests therein, but each general security agreement comprised in the Security Documents shall be construed as granting to the Bank a security interest in and a charge over all of the grantor's present and after-acquired intellectual property and interests therein.

7.       CONDITIONS PRECEDENT

         In addition to the conditions precedent set out in the attached Schedule, it shall be a condition precedent to the advance and continued availability of the Acquisition Loans that the Bank shall have received the appropriate security duly executed and registered and a satisfactory Draw Certificate from a senior officer of the Borrower, declaring the following:

         7.1 Loan amount requested is within the total authorized limit and does not exceed the USD2,000,000 limit

         7.2 Loan amount requested does not exceed seven times the target acquisition's historical Annualized EBITDA

         7.3      No prior encumbrances on the assets acquired, if applicable

         7.4 The Borrower is in compliance with all other terms and conditions as outlined in this letter.

8.       Conditions of Credit

         In addition to the conditions of credit set out in the attached Schedule, so long as the Borrower is indebted to the Bank, it shall not, without the prior written consent of the Bank:

         8.1 permit its ratio of Total Funded Debt to Tangible Net Worth to at any time exceed 1.0:1.0;

Form 2                                 - 7 -

         8.2 permit its Tangible Net Worth to at any time be less than USD12,000,000 increasing to USD15,000,000 as at December 31, 2001 and thereafter;

         8.3 make capital expenditures aggregating in any one fiscal year in excess of USD3,000,000 excluding approved acquisitions under the Acquisition Loan, which amount shall not be cumulative from year to year;

         8.4 permit its Debt Service Coverage Ratio to fall below 1.20:1 for the period up to and including November 30, 2001. As at December 31, 2001 and thereafter, the Debt Service Coverage shall be no less than 1.50:1;

         8.5 permit its Interest Coverage Ratio to fall below 2.0:1 for the period up to and including November 30, 2001. As at December 31, 2001 and thereafter, the Interest Service Coverage shall be no less than 2.50:1

         8.6 grant a mortgage or security interest, lien or encumber its real estate assets or the real estate assets of any of its direct and indirect subsidiaries in any way whatsoever.

         All of the aforementioned financial covenants will be based on the consolidated financial statements of USCO.

         Each of the Borrowers and the Guarantors and their subsidiaries may (provided that the Borrower is not is not in default hereunder or under the Security Documents): (a) sell or otherwise dispose of immaterial (equipment having a fair market value of CAD250,000 or less) which has become worn out, damaged, obsolete or otherwise unsuitable for its purpose; and (b) grant and permit to exist purchase money security interests in goods acquired for the purpose of carrying on the grantor's business.


9.       FINANCIAL STATEMENTS AND REPORTS

         The Borrower shall deliver to the Bank the following:

         9.1      Monthly, within 30 days of each calendar month end:

                  a) internally-prepared profit and loss statements and balance sheet for the Borrower;

Form 2                                 - 8 -

         9.2      Quarterly, within 30 days of each quarter end:

                  a) Covenant Compliance certificate signed by a senior officer of the Borrower setting out the calculation financial covenants as listed above for the preceding month end;

         9.3      Annually, within 90 days of the Borrower's fiscal year end:

                  a)       audited consolidated financial statements for USCO;

                  b) accountant prepared, unconsolidated financial statements of the Borrower and its subsidiaries

                  c) pro forma financial statements, cash flow statement and budget for the following fiscal year of the Borrower;

         9.4 Such additional financial statements and information as and when requested by the Bank.

10.      BANK'S SOLICITORS

         Legal work and documentation is to be performed on behalf of the Bank by Clark Wilson, Barristers and Solicitors. .

11.      LAPSE, PERIODIC REVIEW AND CANCELLATION

         At the option of the Bank this Facility Letter shall lapse and the obligations of the Bank shall end if there has, in the opinion of the Bank, been a material adverse change in the financial condition of the Borrower, or if the conditions precedent have not been met and initial disbursement made, within three months of the date of this Facility Letter. The Loans shall be subject to periodic review by the Bank not less frequently than annually, with corporate and, if applicable, land registry searches to be conducted annually at the Borrower's cost. Any unadvanced portion of the Loan(s) shall be canceled upon demand being made by the Bank for repayment of the amount outstanding under the Loan(s).

The terms and conditions contained in the attached Schedule are incorporated into and form an integral part of this Facility Letter. This Facility Letter may be accepted by the Borrower by signing, dating and returning to the Bank by 5:00 p.m. on August 31, 2000, the enclosed copy of this letter executed by the Borrower and the Guarantors as set out below. Failing such acceptance, this offer shall be of no further force or effect.

Form 2                                 - 9 -

We appreciate the opportunity to continue our relationship with the Impark Group of Companies and look forward to your response.

Yours very truly,

HSBC BANK  CANADA



Lorraine Denis                                       Greg Sprung
Account Manager                                      Vice President
Commercial Banking                                   Commercial Banking

AGREED TO AND ACCEPTED THIS        DAY OF                        , 2000.
                            ------        -----------------------


THE BORROWER:

Imperial Parking Canada Corporation         Imperial Parking (U.S.), Inc.


Per:                                        Per:
     -------------------------                   -------------------------

Per:                                        Per:
     -------------------------                   -------------------------


THE GUARANTORS:

Imperial Parking Canada Corporation


Per:                                        Per:
     -------------------------                   -------------------------

Imperial Parking Corporation


Per:                                        Per:
     -------------------------                   -------------------------

Advanced Parking Systems Ltd.


Per:                                        Per:
     -------------------------                   -------------------------

Form 2                                - 10 -

City Collection Company Ltd.


Per:                                        Per:
     -------------------------                   -------------------------

3006712 Nova Scotia Company


Per:                                        Per:
     -------------------------                   -------------------------

Imperial Parking (U.S.) Inc.


Per:                                        Per:
     -------------------------                   -------------------------


Citation Collection Company Ltd.


Per:                                        Per:
     -------------------------                   -------------------------


Form 2

                           SCHEDULE TO FACILITY LETTER
                              FROM HSBC BANK CANADA
                   TO IMPERIAL PARKING CANADA CORPORATION AND
                           IMPERIAL PARKING (US) INC.
                            DATED SEPTEMBER 13, 2000



The credit facilities as described in the Facility Letter shall be governed by the following terms and conditions:

DEFINITIONS

For the purpose of the Facility Letter, the following terms shall have the meanings indicated below:

"Annualized CAPEX" means for any period of months, the aggregate amount of capital expenditures for such period annualized over 12 months

"Annualized EBITDA" means for any period of months, the net income plus the sum of i.) Interest Charges, ii) income tax expense and iii) depreciation and amortization, for such period annualized over 12 months.

"Annualized Interest Charges" means for any period of months, the amount of interest earned on all deposits held at the bank less interest expense paid in accordance with Generally Accepted Accounting Principals, for such period annualized over 12 months.

"Bank's Fixed Cost of Funds" means the aggregate cost as determined by the Bank and accepted by the Borrower of the requested funds on an annual fixed rate basis for a period of 30, 60, 90, or 180 days or 1, 2, 3, 4 or 5 years, as selected by the Borrower (but maturing not later than the final date for payment of the subject Loan, in any event), including dealer commissions and such reserves as are applicable;

"Bank's Prime Rate" means the floating annual rate of interest established and recorded as such by the Bank from time to time as a reference rate for purposes of determining rates of interest it will charge on loans denominated in Canadian dollars and which was 7.50% on August 14, 2000;

"Bank's U.S. Base Rate" means the floating annual rate of interest established and recorded as such by the Bank from time to time as a reference rate for purposes of determining rates of interest it will charge on loans denominated in United States dollars in Canada based on a year of 360 days, and which was 10.0% on August 14, 2000;

"Business Day" means a day upon which the Bank is open for business in the branch first above written;

"Canadian Dollar Equivalent" means at any time on any date in relation to any amount in a currency other than Canadian dollars, the amount of Canadian dollars required for the Borrower to purchase that amount of such other currency at the rate of exchange quoted by the Bank at or about 8:00 a.m. Pacific time on such date, including all premiums and costs of exchange;

"Compensating Amount" means an amount determined by the Bank to be the net cost, if any, incurred by the Bank as a direct result of the repayment of all or a portion of a Loan accruing interest based on the Bank's Fixed Cost of Funds or LIBOR, or with respect to any portion of the Loans drawn down by way of Bankers Acceptances or Interest Rate Swap Agreement on a date other than the expiration of the selected interest period or LIBOR Period or maturity date of a Bankers Acceptance or an Interest Rate Swap Agreement, respectively, including, without limitation, the loss or expense sustained or incurred by the Bank relating to such payment. A certificate of a manager or account

Form 2                                S-3
manager of the Bank shall, absent manifest error, be conclusive evidence of the Compensating Amount from time to time;

"Debt Service Coverage" means the ratio of Annualized EBITDA less Annualized CAPEX to current portion of long term debt plus annualized Interest Charges;

"Facility Letter" means the letter from the Bank to the Borrower to which this
Schedule is attached, together with this Schedule, and includes all amendments and replacements thereof;

"Government Authority" means any government legislature, regulatory authority, agency, commission, board or court or other law, regulation or rule making entity having or purporting to have jurisdiction on behalf of any nation, state, country or other subdivision;

"Guarantor(s)" means the party or parties that are to execute a guarantee or guarantees of the indebtedness of the Borrower to the Bank as part of the Security Documents;

"Interest Coverage"means the ratio of Annualized EBITDA less Annualized CAPEX to Annualized Interest Charges;

"Legal Requirement" means all laws, statutes, codes, ordinances, orders, awards, judgments, decrees, injunctions, rules, regulations, authorizations, consents, approvals, orders, permits, franchises, licences, directions and requirements of all Governmental Authorities;

"LIBOR" means with respect to a particular LIBOR Period, the rate of interest (rounded upwards if necessary to the nearest full multiple of one-sixteenth of one percent) at which the Bank, in accordance with its normal practice, would be prepared to offer to leading banks on the London prime inter-bank market for delivery on the first day of the applicable LIBOR Period approved by the Bank and for a period equal to such LIBOR Period based on the number of days comprised therein, a deposit of a comparable amount of United States dollars to be outstanding during such LIBOR Period, at or about 11:00 a.m. London, England local time, two Business Days prior to the commencement of the LIBOR Period;

"LIBOR Period" means a period of one, two, three, four, five or six months or 360 days but expiring not later than the final date for payment of the subject Loan;

"Required Notice" means a notice in form and content approved by the Bank given to the branch of the Bank referred to above not later than 10:30 a.m. local time three Business Days immediately preceding the date on which:

         (i)      an advance is to be made;

         (ii)     a rollover is to be made from one interest option to another;

         (iii) a banker's acceptance is to be issued for acceptance by the Bank; or

         (iv)     a letter of credit is to be issued by the Bank;

as the case may be, stating the date, amount and term of the requested advance or rollover, or particulars of the banker's acceptance or letter of credit.

And with respect to the foregoing, a certificate of a manager or account manager of the Bank shall be prima facie evidence of the Bank's Fixed Cost of Funds, the Bank's Prime Rate, the Bank's U.S. Base Rate and LIBOR, from time to time.

Form 2                                S-4

"Tangible Net Worth" means the amount equal to Shareholders Equity determined as of such time in accordance with Generally Accepted Accounting Principles less Goodwill and other intangible assets.

"Total Funded Debt" means the aggregate of the following amounts:

(a) indebtedness for money borrowed and indebtedness represented by notes payable and drafts accepted representing extensions of credit (including, as regards any note or draft issued at a discount, the face amount of such note or draft);

(b) all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with generally accepted accounting principles;

(c)      all indebtedness upon which interest charges are customarily paid;

(d) capital lease obligations and all other indebtedness issued or assumed as full or partial payment for property or service or by way of capital contribution; and

(e) any contingent liability relating to an obligation of a type referred to in (a) to (d) above, including (without limitation) the aggregate of all Loans at such time; for greater certainty, trade payables, expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business shall not constitute Total Funded Debt.

REPRESENTATIONS AND WARRANTIES

If a corporation, the Borrower and each Guarantor represents and warrants, as at the time of drawing under or other utilization of the Loan(s), that:

(a) it has been duly incorporated and organized, is properly constituted, is in good standing and is entitled to conduct its business in all jurisdictions in which it carries on business or has assets;

(b) the execution of the Facility Letter and the Security Documents and the incurring of liability and indebtedness to the Bank does not and will not contravene:

         (i) any Legal Requirement applicable to the Borrower and each Guarantor, respectively; or

         (ii) any provision contained in any other loan or credit agreement or borrowing instrument or contract to which the Borrower and each Guarantor, respectively, is a party;

(c) the Facility Letter and the Security Documents to which it is a party have been duly authorized, executed and delivered by the Borrower and each Guarantor, and constitute valid and binding obligations of the Borrower and each Guarantor, as the case may be, and are enforceable in accordance with their respective terms;

(d) all necessary Legal Requirements have been met and all other authorizations, approvals, consents and orders have been obtained with respect to the Loan(s) and the execution and delivery of the Security Documents.

Each of the Borrower and the Guarantor(s) also represents and warrants to the Bank that all financial and other information provided to the Bank in connection with the Loan(s) is true and accurate, and acknowledges that the offer of credit contained in the Facility Letter is made in reliance on the truth and accuracy of this information and the above representations and warranties.

Form 2                                S-5

INTEREST, FEES AND PAYMENT

(a) Interest on the daily balance of principal advanced under the Loan(s) and remaining unpaid from time to time shall be payable by the Borrower as set out in the Facility Letter both before and after default and judgment;

(b) In the case of interest based on the Bank's Fixed Cost of Funds, the Bank's Prime Rate and the Bank's U.S. Base Rate, interest shall be compounded and payable on the last day of each month;

(c) In the case of interest based on LIBOR, interest shall be payable on the expiration of the LIBOR Period selected by the Borrower or every 3 months, whichever is earlier;

(d) If the Borrower repays any portion of the Loan(s) accruing interest based on the Bank's Fixed Cost of Funds or LIBOR or drawn down by way of Bankers Acceptance or Interest Rate Swap Agreement on a date other than the expiration of the selected interest period or LIBOR Period or the maturity date of the Bankers Acceptance or the Interest Rate Swap Agreement, as the case may be, whether as a result of a demand for repayment by the Bank or otherwise, it shall also concurrently pay to the Bank the applicable Compensating Amount;

(e) Interest based on the Bank's U.S. Base Rate and on LIBOR shall be computed on the basis of a year of 360 days and for actual days that the amounts are outstanding under the Loan(s) on this basis. For the purpose of the Interest Act, the annual rate of interest to which interest computed on the basis of a year of 360 days is equivalent is the rate of interest as provided in the Facility Letter multiplied by the number of days in such year and divided by 360;

(f) Loan(s) made available based on the Bank's Fixed Cost of Funds or LIBOR, and banker's acceptances, shall be drawn in the minimum amount of CAD 500,000 and integral multiples of CAD 100,000 and for periods of one, two, three, four, five or six months in the case of banker's acceptances;

(g) Upon the expiration of a LIBOR Period, the term during which interest is accruing at the Bank's Fixed Cost of Funds, or on payment by the Bank on the maturity of a banker's acceptance, unless another interest rate option is selected by the Borrower, interest shall accrue at the applicable rate in the Facility Letter based on the Bank's Prime Rate or the Bank's U.S. Base Rate, as the case may be, depending on whether the funds are outstanding in Canadian or United States dollars;

(h) The fees collected by the Bank shall be its property as consideration for the time, effort and expense incurred by it in the review of documents and financial statements, and the Borrower acknowledges and agrees that the determination of these costs is not feasible and that the fees set out in the Facility Letter represent a reasonable estimate of such costs;

(i) Any amounts which become payable to the Bank under the Facility Letter or the Security Documents and which are not paid when due shall accrue interest and be payable from the due date at the Bank's Prime Rate plus 3% per annum, compounded and payable monthly on the last day of each month, both before and after default and judgment, if no other interest rate is expressed for such amounts;

(j) All payments by the Borrower to the Bank shall be made at the address of the branch of the Bank set out on the first page of the Facility Letter or at such other place as the Bank may specify in writing from time to time. Any payment delivered or made to the Bank by 1:00 p.m. local time at the place where such payment is to be made shall be credited as of that day, but if made afterwards shall be credited as of the next day on which the said branch is open for business;

Form 2                                S-6

(k) Notwithstanding anything to the contrary contained in the Facility Letter, the Bank may, in its discretion, make an advance under the Loan(s) to pay any unpaid interest or fees which have become due under the terms of the Facility Letter;

(l) The obligation of the Borrower to make all payments under the Facility Letter and the Security Documents shall be absolute and unconditional and shall not be limited or affected by any circumstance, including, without limitation:

         (i) any set-off, compensation, counterclaim, recoupment, defense or other right which the Borrower may have against the Bank or anyone else for any reason whatsoever; or

         (ii) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower.

CONDITIONS PRECEDENT

In addition to the conditions precedent previously set out, it shall also be a condition precedent to the initial advance and continued availability of the Loan(s) that the Bank shall have received:

(a) The Security Documents completed and, where necessary, registered in form and manner satisfactory to the Bank's solicitors;

(b) Satisfactory banker's and/or other agency reports on the financial position of the Borrower, the Guarantor(s) and such customers of the Borrower as the Bank may specify from time to time;

(c) Verification of insurance arranged by the Borrower conforming to the Bank's requirements;

(d) If deemed necessary by the Bank, an environmental assessment, by a consultant and in form and content, acceptable to the Bank;

(e) confirmation that the Borrower is in compliance with each of the terms and conditions of the Facility Letter.

CONDITIONS OF CREDIT

In addition to the conditions previously set out, the following conditions shall apply until the Loan(s) are repaid in full and canceled:

(a)      The Borrower shall not, without the prior written consent of the Bank:

         (i) grant or allow any lien, charge, privilege, hypothec or other encumbrance, whether fixed or floating, to be registered against or exist on any of its assets, and in particular, without limiting the generality of the foregoing, shall not grant a trust deed or other instrument in favour of a trustee;

         (ii) become guarantor or endorser or otherwise become liable upon any note or other obligation other than in the normal course of business of the Borrower;

         (iii) declare or pay dividends on any class or kind of its shares, repurchase or redeem any of its shares or reduce its capital in any way whatsoever or repay any shareholders' advances;

         (iv) amalgamate with or permit all or substantially all of its assets to be acquired by any other person, firm or corporation or permit any reorganization or change of control of the Borrower;

Form 2                                S-7

(b) The Bank shall have the right to waive the delivery of any Security Documents or the performance of any term or condition of the Facility Letter, and may advance all or any portion of the Loan(s) prior to satisfaction of any of the aforesaid conditions precedent, but waiver by the Bank of any obligation or condition shall not constitute a waiver of such obligation or condition for any future advance;

(c) All financial terms and covenants shall be determined in accordance with generally accepted accounting principles, applied consistently;

(d) If the amount outstanding under any Loan in Canadian dollars plus the Canadian Dollar Equivalent of the amount outstanding under any Loan in a currency other than Canadian dollars at any time exceeds the amount authorized under that Loan, the Bank may, from time to time, in its sole discretion:

         (i)      limit the further utilization of that Loan;

         (ii) convert all or part of the amount outstanding under that Loan to Canadian Dollars in which event, interest shall accrue and be paid on such converted amounts at the rate set out in the Facility Letter for Canadian dollar advances accruing interest with reference to the Bank's Prime Rate. If no such rate is set out in the Facility Letter, interest shall accrue on the amount so converted at the Bank's Prime Rate plus 3% per annum, compounded and payable monthly on the last day of each month, both before and after default and judgment, until paid;

         (iii)    require the Borrower to pay off the excess;

(e) Any amount payable by the Borrower to the Bank under the Facility Letter or the Security Documents may be debited to any account of the Borrower with the Bank;

(f) The Borrower shall indemnify the Bank against any loss incurred by it as a result of any judgment or order being given or made for the payment of any amount due under the Facility Letter or the Security Documents, where:

         (i) such judgment or order is expressed and paid in a currency (the "Judgment Currency") other than the currency of an outstanding loan (the "Loan Currency"); and

         (ii)     there is a variation between:

                  A. the rate of exchange at which the Loan Currency amount is converted into the Judgment Currency for the purposes of such judgment or order, and

                  B. the rate of exchange at which the Bank is able to purchase the Loan Currency with the amount of the Judgment Currency when actually received by the Bank.

         The foregoing indemnity shall constitute a separate and independent obligation of the Borrower and shall apply irrespective of any indulgence granted to the Borrower from time to time, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(g) The Bank and its related companies in the US, are to be the main operating bankers of the Borrower and its affiliated companies.

(h) The Bank is to have right of first refusal on all future financings contemplated by the Borrower or any of its subsidiaries.


Form 2                                S-8

HAZARDOUS SUBSTANCES

(a) To the best of the Borrower's knowledge after due and diligent inquiry, no regulated, hazardous or toxic substances are being stored on any of the Borrower's premises (the "Premises") or any adjacent property, nor have any such substances been stored or used on the Premises or any adjacent property prior to the Borrower's ownership, possession or control of the Premises. The Borrower agrees to provide written notice to the Bank immediately upon the Borrower becoming aware that the Premises or any adjacent property are being or have been contaminated with regulated, hazardous or toxic substances. The Borrower will not permit any activities on the Premises which directly or indirectly could result in the Premises or any other property being contaminated with regulated, hazardous or toxic substances. For the purposes of the Facility Letter, the term "regulated, hazardous or toxic substances" means any substance, defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, provincial or local statute, regulation or ordinance now or in the future in effect, or any substance or materials, the use or disposition of which is regulated by any such statute, regulation or ordinance;

(b) The Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of Governmental Authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or cleanup of regulated, hazardous or toxic substances in, on, or under the Premises or in, on or under any adjacent property that becomes contaminated with regulated, hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Premises, or incorporated in any improvements thereon. The Bank may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Borrower shall reimburse the Bank on demand for the full amount of all costs and expenses incurred by the Bank in connection with such compliance activities; and

(c) The assets of the Borrower which are now or in the future encumbered by the Security Documents are hereby further mortgaged and charged to the Bank, and the Bank shall have a security interest in such assets, as security for the repayment of such costs and expenses and interest thereon, as if such costs and expenses had originally formed part of the Loan(s).

BANK VISITS

Representatives of the Bank shall be entitled to attend at the Borrower's business premises and to view all financial records of the Borrower at any time, on reasonable notice, and in any event not less frequently than annually in conjunction with the annual review of the Loan(s).

LEGAL AND OTHER EXPENSES

The Borrower shall pay all reasonable legal fees and disbursements in respect of the Loan(s), the preparation and issue of the Security Documents, the enforcement and preservation of the Bank's rights and remedies, and all reasonable fees and costs relating to appraisals, insurance consultation, credit reporting and responding to demands of any government or any agency or department thereof, whether or not the documentation is completed or any funds are advanced under the Loan(s).

SYNDICATION

The Bank shall have the right to syndicate all or any portion of the Loan(s).

Form 2                                S-9

NON-MERGER AND NON-ASSIGNMENT

This Facility Letter shall, on execution by the Borrower and each Guarantor, replace all previous facility letters from the Bank to the Borrower with respect to the Loan(s). Any existing loan to the Borrower shall be modified, not refinanced, without novation of the Borrower's existing facilities or obligations, by virtue of the Facility Letter unless otherwise provided in the Facility Letter. The terms and conditions of the Facility Letter shall not be merged by and shall survive the execution of the Security Documents. In the event of a conflict between the terms of this Facility Letter and the terms of the Security Documents, the terms of this Facility Letter shall prevail. The benefits conferred by this Facility Letter shall enure to the benefit of the Bank and its successors and assigns, and may not be assigned by the Borrower.

WAIVER OR VARIATION

No term or condition of the Facility Letter or any of the Security Documents may be waived or varied orally or by any course of conduct of any officer, employee or agent of the Bank. Any amendment to the Facility Letter or the Security Documents must be in writing and signed by a duly authorized officer of the Bank.

CREDIT REPORTING

The Borrower and each Guarantor consents to the Bank obtaining from any credit reporting agency or from any person such information as the Bank may require at any time, and consents to the disclosure at any time of any information concerning the Borrower and any Guarantor to any credit grantor with whom the Borrower and any Guarantor has financial relations or to any credit reporting agency.

TIME OF ESSENCE

Time shall be of the essence of the Facility Letter.


Form 2                               S-10